As filed with the Securities and Exchange Commission on November __, 2004
File No. 000-33327

SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

Form S-8
 REGISTRATION STATEMENT
 Under
 THE SECURITIES ACT OF 1933

Consolidated Pictures Corp.
 (Exact name of Registrant as specified in its Charter)

Delaware	13-4151225

(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1100 NW 163rd Drive, North Miami Beach Florida	33169

(Address of principal executive offices)	(Zip Code)

CONSULTING AGREEMENT
   LEGAL SERVICES AGREEMENT
 (Full Title of the Plan)

Steve Lipman, Chief Executive Officer
 Consolidated Pictures Corp.

1100 NW 163rd Drive
North Miami Beach, FL 33169
Telephone (305) 623-1100
 (Name, address and telephone number of agent for service)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock	275,000 shares	$3.50 (1)	$962,500	$121.95

(1)   The offering price is calculated in accordance with Rule 457(h)(l) based on the average of the bid and asked prices of the Common Stock on the OTC Bulletin Board on November 10, 2004.

PART I

Item 1.  Plan Information

(a)  General Plan Information

The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "1933 Act").  In accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC") and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectus supplements pursuant to Rule 424.

(b)  Securities to be Offered

The Company hereby registers 250,000 shares of the Company’s Common Stock in connection with a Consulting Agreement with Larry Krasny and 25,000 shares of the Company’s Common Stock in connection with a Legal Services Agreement, both agreements were approved by the Company’s Board of Directors on October 27, 2004.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Not Applicable.

PART II

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents which have been filed with the Securities and Exchange Commission are incorporated by reference as of their respective dates and are a part hereof:

(a)  The Company's Annual Report on Form 10-KSB for the year ended December 31, 2003;
(b)  The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004;
(c)  The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004;
(d)  The description of the Common Stock contained in the Company's Registration Statement on Form SB-2 filed on June 28, 2001 and in any amendment or report filed for the purpose of amending such description.

Additionally, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment hereto which indicates that all of the shares of the Common Stock offered hereby have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES

Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

William B. Barnett is a principal of the law firm of Law Offices of William B. Barnett, which is the recipient of the 25,000 shares of the Company’s Common Stock, in accordance with the Legal Services Agreement.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Delaware General Corporation Law permits the indemnification of officers, directors, employees and agents of the Company. The Company's Bylaws and Indemnification Agreements between the Company and certain of its officers and directors require the Company to indemnify such persons to the fullest extent permitted by law. In addition, the Company's Certificate of Incorporation provides that directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of their fiduciary duty subject to certain exceptions as provided by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

Item 8.  EXHIBITS

 4.3          Consulting Agreement with Larry Krasny.
 4.4          Legal Services Agreement with the Law Offices of William B. Barnett.
  5.1         Opinion of William B. Barnett, Attorney at Law.
23.1         Consent of Michael F. Cronin, CPA.
23.2         Consent of William B. Barnett, Attorney at Law – Contained in Exhibit 5.1.

Item 9.  UNDERTAKINGS

The Company hereby undertakes: (1) to file, during any period in which offers or sales of the Common Stock are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided that if the information required in clauses (i) and (ii) above to be included in a post-effective amendment hereto is contained in one or more periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") no post-effective amendment hereto shall be required; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Additionally, the undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Miami Beach, State of Florida on November 11, 2004.

Concolidated Pictures Corp.

By: /S/Steve Lipman ------------------------ Steve Lipman Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

    SIGNATURE                        TITLE                          DATE

/S/ Steve Lipman                Chief Executive Officer       November 11, 2004
------------------------        and Director
Steve Lipman

/S/ Garry McHenry                Director                     November 11, 2004
------------------------
Garry McHenry

/S/ Jon L. McMurray              Director                     November 11, 2004
------------------------
Jon L. McMurray

EXHIBIT INDEX

  4.3         Consulting Agreement with Larry Krasny.

  4.4         Legal Services Agreement with the Law Offices of William B. Barnett.

  5.1         Opinion of William B. Barnett, Attorney at Law.

23.1         Consent of Michael F. Cronin, CPA.

23.2         Consent of William B. Barnett, Attorney at Law – Contained in Exhibit 5.1.